                                                                    EXHIBIT 12.1

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                  --------------------------
                                                                      2002           2003
                                                                  -----------    -----------

Income from continuing operations .............................   $   392,899    $   347,471

Income taxes for continuing operations ........................       206,748        196,254

Capitalized interest ..........................................        (9,326)        (6,045)
                                                                  -----------    -----------
                                                                      590,321        537,680
                                                                  -----------    -----------
Fixed charges, as defined:

     Interest and distribution on trust preferred securities ..       469,517        703,835

     Capitalized interest .....................................         9,326          6,045

     Interest component of rentals charged to operating expense        10,602         10,307
                                                                  -----------    -----------

     Total fixed charges ......................................       489,445        720,187
                                                                  -----------    -----------

Earnings, as defined ..........................................   $ 1,079,766    $ 1,257,867
                                                                  ===========    ===========

Ratio of earnings to fixed charges ............................          2.21           1.75
                                                                  ===========    ===========




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